Exhibit 99.1

HYDRA INDUSTRIES ACQUISITION CORP.

ANNOUNCES INTENTION TO MAKE SPECIAL CONTRIBUTION TO TRUST ACCOUNT UPON APPROVAL OF EXTENSION BY STOCKHOLDERS AT UPCOMING SPECIAL MEETING; AND INTENTION TO ADJOURN SCHEDULED SPECIAL MEETING OF STOCKHOLDERS TO OCTOBER 27

New York, New York, October 21, 2016 / PRNewswire/ — Hydra Industries Acquisition Corp. (“Hydra” or the “Company”) (NASDAQ: HDRA, HDRAU, HDRAW, HDRAR), a special purpose acquisition company formed for the purpose of effecting a merger, acquisition or similar business combination, announced that its sponsors have agreed that they or their affiliates will contribute to Hydra as a loan (the “Contribution”) $0.05 for each public share that is not redeemed by its stockholders in connection with its upcoming special meeting of stockholders that is being held to extend the date by which Hydra must complete its initial business combination (the “Extension”) from October 29, 2016 to December 29, 2016. Upon receipt of the Contribution, the Company will deposit such funds into its trust account, which will increase the pro rata portion of the funds available in the trust account in the event of the consummation of the Company’s initial business combination or liquidation from approximately $10.00 per share to approximately $10.05 per share. The Contribution will not be implemented if the Extension is not approved.

The purpose of the Extension is to allow Hydra additional time to complete the business combination, previously disclosed on July 14, 2016, with Inspired Gaming Group (“Inspired”), a leading global games technology company headquartered in London, United Kingdom.

The Company also announced that it intends to adjourn, without conducting any business, the special meeting scheduled to occur at 10:00 a.m., Eastern time, on October 25, 2016, and reconvene at 10:00 a.m., Eastern time, on October 27, 2016, to vote on the proposals described in the proxy statement filed by the Company with the Securities and Exchange Commission (“SEC”) on October 12, 2016. The special meeting will still be held at the offices of Kramer Levin Naftalis & Frankel LLP, located at 1177 Avenue of the Americas, New York, New York 10036.

In connection with the adjournment of the special meeting, the Company is extending the deadline for holders of the Company’s common stock to exercise their right to redeem their shares for their pro rata portion of the funds available in the Company’s trust account in connection with the Charter Amendment and the Trust Amendment, or to withdraw any previously delivered demand for redemption, to the close of business on October 25, 2016 (two business days before the special meeting).

If you have not submitted a proxy for use at the special meeting, you are urged to do so promptly. No action is required by any stockholder who has previously delivered a proxy and who does not wish to revoke or change that proxy.

Information about voting or revoking a proxy is included in the proxy statement filed by the Company with the SEC on October 12, 2016, which is available without charge on the SEC’s website at http://www.sec.gov.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include statements concerning the potential business combination and the Special Meeting. These statements are based on Hydra’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of Hydra’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in Hydra’s most recent annual report on Form 10-K and subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, which are available, free of charge, at the SEC’s website at www.sec.gov.

About Hydra Industries Acquisition Corp.

Hydra is a blank check company formed for the purpose of effecting a merger or other business combination with a target company. Hydra was founded by gaming industry veteran Lorne Weil and raised $80 million on October 29, 2014 in its Initial Public Offering. In addition, Macquarie Capital co-sponsored Hydra’s efforts to source acquisitions and provided a $20 million forward equity commitment which, with Hydra’s existing cash in trust, will be used to fund the proposed transaction.

Additional information can be found at www.hydraspac.com.

About Macquarie and Macquarie Capital

Macquarie Group ("Macquarie") is a global provider of banking, financial, advisory, investment and funds management services. Macquarie's main business focus is making returns by providing a diversified range of services to clients. Macquarie acts on behalf of institutional, corporate and retail clients and counterparties around the world. Founded in 1969, Macquarie operates in more than 70 office locations in 28 countries. Macquarie employs approximately 14,000 people and has assets under management of over $367.4 billion (as of March 31, 2016).

Macquarie Capital comprises Macquarie Group's corporate advisory, capital markets and principal investing capabilities. Macquarie Capital's expertise spans a variety of industry sectors, including telecommunications, media, entertainment, gaming, financial institutions, industrials, energy, resources, real estate, infrastructure, utilities and renewables.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting of stockholders to be held to approve the extension proposal. Information regarding the Company's directors and executive officers is available in its Form 10-K for the year ended December 31, 2015 filed with the U.S. Securities and Exchange Commission. No person other than the Company has been authorized to give any information or to make any representations on behalf of the Company in connection with the extension, and if given or made, such other information or representations must not be relied upon as having been made or authorized by the Company.

Contact:

For Hydra: Contact Martin Schloss, General Counsel, (646) 565-6938